EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this Registration Statement on Form S-1 of our report dated January 19, 1999, on our audits of the consolidated financial statements of First National Community Bancorp, Inc. and Subsidiaries. We also consent to the references to our firm under the caption "Experts".



                                      /s/ Demetrius & Company, L.L.C.
                                      -----------------------------------
                                      DEMETRIUS & COMPANY, L.L.C.


Wayne, New Jersey
August 30, 1999